Contact:	Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979 Roger A. Young Vice President Investor and Media Relations 410-716-3979

FOR IMMEDIATE RELEASE: Tuesday, January 30, 2007

Subject:     Black & Decker Reports $1.38 Earnings Per Share From Continuing Operations for Fourth
                   Quarter 2006 and $6.55 for Full Year; Generates Record $533 Million Free Cash Flow

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the fourth quarter of 2006 were $95.7 million or $1.38 per diluted share, versus $99.8 million or $1.26 per diluted share for the fourth quarter of 2005. Excluding incremental tax expense to repatriate foreign earnings under the American Jobs Creation Act of 2004 (AJCA), net earnings from continuing operations for the fourth quarter of 2005 were $1.90 per diluted share.

        For the full year 2006, net earnings from continuing operations were $486.1 million or $6.55 per diluted share, versus $532.2 million or $6.54 per diluted share for 2005. Excluding the AJCA incremental tax expense and a favorable insurance settlement, net earnings from continuing operations for the full year 2005 were $6.73 per diluted share. The Corporation generated a record $533 million of free cash flow, up from $515 million in 2005.

        Sales from continuing operations decreased 7% for the quarter to $1.6 billion. The acquisition of Vector Products, Inc. contributed 2% to sales in the quarter, and foreign currency translation had a positive 2% impact. For the full year, sales decreased 1% to $6.4 billion, including a 2% contribution from the acquisition.

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        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “As we announced in December, Black & Decker faced a weak demand environment and inventory reductions by customers during the fourth quarter. While demand remained sluggish, order rates stabilized somewhat at the end of the quarter, and we slightly exceeded our revised forecast for sales and earnings per share. We are very pleased to report a fifth straight year of record free cash flow, which demonstrates our continuing focus on working capital and disciplined capital spending.

        “Sales in the Power Tools and Accessories segment decreased 10% for the quarter, due to an organic decline of more than 20% in the U.S. In the U.S. Industrial Products Group, sales decreased significantly across product lines and channels, reflecting weakness in market demand and customer inventory reductions. The U.S. Consumer Products Group faced similar pressures and reported a sales decline, despite incremental Vector sales and the success of new products such as the AutoWrench™. The European business, however, had organic sales growth in the mid single-digits, driven by strong professional tool sales and a rebound in the U.K. In Latin America, sales increased 10%, with continuing success in both industrial and consumer products. Operating margin for the Power Tools and Accessories segment decreased to 9.6% due to lower sales and production volumes, commodity inflation and charges related to cost-reduction initiatives.

        “For the full year, sales in the Power Tools and Accessories segment decreased 2%, including a 4% organic decline. The U.S. Industrial Products Group had reported a slight sales increase through nine months, but the fourth-quarter slowdown resulted in a mid single-digit rate of decline for the year. Sales in the U.S. Consumer Products Group were only modestly below the prior-year level, as the addition of Vector nearly offset a large decrease in pressure washers and a decline in power tools. Our international businesses performed very well, posting a mid single-digit organic sales growth rate in Europe and a double-digit rate in Latin America. Full-year operating margin for the segment decreased to 12.0%, primarily due to lower volume in the second half and ongoing commodity inflation.

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        “Sales in the Hardware and Home Improvement segment decreased 2% for the quarter. Lockset sales decreased at a mid single-digit rate, as the slowing residential construction market and inventory reductions at key customers outweighed strong sell-through at retail. The Price Pfister faucet business grew sales at a mid single-digit rate, driven by gains in the wholesale channel. Operating margin in the Hardware and Home Improvement segment decreased to 10.7% for the quarter, primarily due to commodity cost inflation.

        “For the full year, sales in the Hardware and Home Improvement segment decreased 2%. Lockset sales were roughly flat, and faucet sales decreased at a mid single-digit rate after rising dramatically in 2005. Operating margin decreased to 13.5%, as price increases and cost reduction actions could not fully offset significant commodity inflation.

        “Sales in the Fastening and Assembly Systems segment decreased 2% for the quarter, as slower sales in North America overshadowed outstanding growth in Asia. Operating margin for the segment decreased to 14.0% in the fourth quarter. For the full year, both sales and operating profit increased 1%, despite significant production cuts by North American automotive customers.

        “Our free cash flow of $533 million is an outstanding achievement in light of the challenging external environment. Excluding an income tax payment in 2006 related to repatriation of foreign earnings under the AJCA and a large insurance settlement received in 2005, free cash flow increased approximately $95 million versus the prior year. Despite a sharp reduction in orders during the quarter, inventory declined sequentially and year-on-year, excluding the Vector acquisition. We repurchased 1.6 million shares in the fourth quarter, bringing the full-year total to 11.8 million shares. Even after buying back 15% of our outstanding shares in 2006, our balance sheet remains in very good shape.

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        “Looking ahead, we expect that key sectors of the U.S. economy will remain slow. While order rates have stabilized somewhat, we do not anticipate a significant lift from re-stocking by retailers. We will continue to improve the cost structure across the company, but our operating margin will likely remain under pressure due to higher raw material prices. Therefore, we expect that sales and earnings will decrease in the first half of 2007, with the decline in EPS mitigated by a lower share count. Because we plan to improve upon our fourth-quarter results, we anticipate that full-year sales and EPS could approach the 2006 levels. We expect diluted EPS in the range of $1.25-to-$1.30 for the first quarter and $6.25-to-$6.55 for the full year. We also expect to convert at least 90% of full-year net earnings to free cash flow.

        “Black & Decker faced a difficult business environment in 2006, particularly in the fourth quarter. Despite these challenges, the structural changes we have made helped us deliver record free cash flow and limit the impact on EPS far better than in the last downturn. We continued to deliver meaningful innovation to our end-users and remain excited about the potential for our power tool portfolios, new automotive and electronic products for consumers, and breakthrough lockset technology. While focusing on long-term growth, we will continue taking cost and inventory actions to address weak demand. By building on our leading brands, reducing costs and using our strong free cash flow wisely, we believe we can weather this slowdown effectively and deliver outstanding returns to our shareholders.”

        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss fourth-quarter and full-year results and the outlook for 2007. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

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        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	December 31, 2006		December 31, 2005

SALES	$1,611.	3	$1,730.	0
Cost of goods sold	1,074.	6	1,110.	0
Selling, general, and administrative expenses	383.	3	400.	4

OPERATING INCOME	153.	4	219.	6
Interest expense (net of interest income)	21.	9	13.	8
Other expense	.	4	1.	3

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	131.	1	204.	5
Income taxes	35.	4	104.	7

NET EARNINGS FROM CONTINUING OPERATIONS	95.	7	99.	8

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
Loss of discontinued operations	–		(1.	1)
Loss on sale of discontinued operations	–		(.	1)

NET LOSS FROM DISCONTINUED OPERATIONS	–		(1.	2)

NET EARNINGS	$95.	7	$98.	6

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$1.4	2	$1.2	9
Discontinued operations	–		(.0	2)

NET EARNINGS PER COMMON SHARE - BASIC	$1.4	2	$1.2	7

Shares Used in Computing Basic Earnings Per Share (in Millions)	67.	4	77.	4

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$1.3	8	$1.2	6
Discontinued operations	–		(.0	2)

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.3	8	$1.2	4

Shares Used in Computing Diluted Earnings Per Share (in Millions)	69.	5	79.	5

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Year Ended

	December 31, 2006		December 31, 2005

SALES	$6,447.	3	$6,523.	7
Cost of goods sold	4,205.	8	4,206.	6
Selling, general, and administrative expenses	1,501.	1	1,522.	2

OPERATING INCOME	740.	4	794.	9
Interest expense (net of interest income)	73.	8	45.	4
Other expense (income)	2.	2	(51.	6)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	664.	4	801.	1
Income taxes	178.	3	268.	9

NET EARNINGS FROM CONTINUING OPERATIONS	486.	1	532.	2
Loss on sale of discontinued operations (net of income taxes)	–		(.	1)

NET EARNINGS	$486.	1	$532.	1

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$6.7	4	$6.7	2
Discontinued operations	–		–

NET EARNINGS PER COMMON SHARE - BASIC	$6.7	4	$6.7	2

Shares Used in Computing Basic Earnings Per Share (in Millions)	72.	1	79.	2

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$6.5	5	$6.5	4
Discontinued operations	–		–

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$6.5	5	$6.5	4

Shares Used in Computing Diluted Earnings Per Share (in Millions)	74.	2	81.	4

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	December 31, 2006	December 31, 2005

ASSETS
Cash and cash equivalents	$233.3	$967.6
Trade receivables	1,149.6	1,130.6
Inventories	1,063.5	1,049.1
Other current assets	257.0	200.1

TOTAL CURRENT ASSETS	2,703.4	3,347.4

PROPERTY, PLANT, AND EQUIPMENT	622.2	668.8
GOODWILL	1,195.6	1,115.7
OTHER ASSETS	726.5	710.5

	$5,247.7	$5,842.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$258.9	$566.9
Current maturities of long-term debt	150.2	155.3
Trade accounts payable	458.5	466.8
Other current liabilities	912.0	1,061.2

TOTAL CURRENT LIABILITIES	1,779.6	2,250.2

LONG-TERM DEBT	1,170.3	1,030.3
DEFERRED INCOME TAXES	197.6	188.5
POSTRETIREMENT BENEFITS	482.4	402.0
OTHER LONG-TERM LIABILITIES	454.2	408.2
STOCKHOLDERS' EQUITY	1,163.6	1,563.2

	$5,247.7	$5,842.4

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended December 31, 2006	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations	Consolidated

Sales to unaffiliated customers	$1,184.9	$241.3	$163.8	$1,590.0	$21.3	$–	$1,611.3
Segment profit (loss) (for Consoli-
dated, operating income)	113.2	25.8	23.0	162.0	2.0	(10.6)	153.4
Depreciation and amortization	27.9	4.6	4.6	37.1	.6	.5	38.2
Capital expenditures	14.6	4.5	7.7	26.8	.4	1.2	28.4

Three Months Ended December 31, 2005

Sales to unaffiliated customers	$1,322.1	$247.0	$167.4	$1,736.5	$(6.5)	$–	$1,730.0
Segment profit (loss) (for Consoli-
dated, operating income)	172.3	33.0	27.6	232.9	(1.0)	(12.3)	219.6
Depreciation and amortization	24.1	7.7	4.7	36.5	(.2)	1.2	37.5
Capital expenditures	22.1	.7	6.3	29.1	(.2)	1.1	30.0

Year Ended December 31, 2006

Sales to unaffiliated customers	$4,735.6	$1,003.4	$666.5	$6,405.5	$41.8	$–	$6,447.3
Segment profit (loss) (for Consoli-
dated, operating income)	570.0	135.4	95.8	801.2	4.3	(65.1)	740.4
Depreciation and amortization	109.8	22.9	18.8	151.5	1.2	2.2	154.9
Capital expenditures	71.7	14.0	16.6	102.3	.9	1.4	104.6

Year Ended December 31, 2005

Sales to unaffiliated customers	$4,821.4	$1,019.8	$662.2	$6,503.4	$20.3	$–	$6,523.7
Segment profit (loss) (for Consoli-
dated, operating income)	634.9	143.9	94.6	873.4	2.7	(81.2)	794.9
Depreciation and amortization	102.4	25.6	18.7	146.7	.4	3.5	150.6
Capital expenditures	80.7	12.9	15.7	109.3	–	1.8	111.1

        The reconciliation of segment profit to the Corporation’s earnings from continuing operations before income taxes for each period, in millions of dollars, is as follows:

	Three Months Ended		Year Ended

	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Segment profit for total reportable business segments	$162.0	$232.9	$801.2	$873.4
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to
actual rates	2.0	(1.0)	4.3	2.7
Depreciation of Corporate property	(.2)	(.3)	(.9)	(1.0)
Adjustment to businesses' postretirement benefit
expenses booked in consolidation	(6.3)	(2.7)	(25.2)	(13.8)
Other adjustments booked in consolidation directly
related to reportable business segments	(1.5)	(1.2)	(.2)	3.3
Amounts allocated to businesses in arriving at segment
profit in excess of (less than) Corporate center operating
expenses, eliminations, and other amounts identified above	(2.6)	(8.1)	(38.8)	(69.7)

Operating income	153.4	219.6	740.4	794.9
Interest expense, net of interest income	21.9	13.8	73.8	45.4
Other expense (income)	.4	1.3	2.2	(51.6)

Earnings from continuing operations before income taxes	$131.1	$204.5	$664.4	$801.1

BASIS OF PRESENTATION:

Adoption of New Accounting Standard for Share-Based Payment:

        As more fully described in the Corporation’s Current Report on Form 8-K dated November 9, 2006, the Corporation was required to adopt Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, effective January 1, 2006. SFAS No. 123R requires the Corporation to expense share-based payments, including employee stock options, based on their fair value. SFAS No. 123R permits public companies to adopt its requirements using one of two methods. As previously disclosed, the Corporation anticipated adopting SFAS No. 123R under the modified retrospective method. The modified retrospective method permits entities to restate all prior periods presented based on the amounts previously recognized under SFAS No. 123, Accounting for Stock-Based Compensation, for purposes of pro forma disclosures. As permitted by SFAS No. 123, the Corporation previously accounted for share-based payments to employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, using the intrinsic value method and, as such, generally recognized no compensation costs for employee stock options.

        The Corporation adopted SFAS No. 123R effective January 1, 2006, using the modified retrospective method of adoption. All prior periods were adjusted to give effect to the fair-value-based method of accounting for awards granted on or after January 1, 1995. Accordingly, the Consolidated Statement of Earnings and Supplemental Information about Business Segments for the three months and year ended December 31, 2005, and the Consolidated Balance Sheet as of December 31, 2005, have been adjusted to reflect the adoption of SFAS No. 123R for share-based payments under the modified retrospective method.

        SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as previously presented. Upon adoption in 2006, the Corporation adjusted its prior Consolidated Statements of Cash Flows to reflect this classification. The Corporation’s computation of free cash flow, a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission, for the year ended December 31, 2005, has been adjusted to reflect this adjustment to “Cash flow from operating activities.”

Business Segments:

        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On March 1, 2006, the Corporation acquired Vector Products, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        In November 2005, the Corporation sold its DOM security hardware businesses. The divested businesses are treated as discontinued operations in the Corporation’s consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Exhibit 99.2 of the Corporation’s Report on Form 8-K dated November 9, 2006, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2006. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

        To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow generation and usage based upon operating, investing and financial activities classifications established under GAAP, the Corporation also measures its free cash flow. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

        This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Diluted earnings per share from continuing operations:

The calculation of diluted earnings per share from continuing operations, excluding a favorable $55 million pre-tax insurance settlement for the year ended December 31, 2005, and the incremental tax expense to repatriate foreign earnings under the American Jobs Creation Act of 2004 (AJCA) for the three months and year ended December 31, 2005 follows (dollars in millions except per share amounts):

	Three Months Ended December 31, 2005		Year Ended December 31, 2005

Net earnings from continuing operations	$99.	8	$532.	2
Excluding:
Insurance settlement, net of tax	–		(35.	8)
Incremental tax effect of AJCA	51.	2	51.	2

Net earnings from continuing operations,
excluding the insurance settlement and
incremental tax effect of AJCA	$151.	0	$547.	6

Diluted earnings per common share from
continuing operations	$1.2	6	$6.5	4
Excluding:
Insurance settlement, net of tax,
per common share - assuming dilution	–		(.4	4)
Incremental tax effect of AJCA
per common share - assuming dilution	.6	4	.6	3

Diluted earnings per common share from
continuing operations, excluding the insurance
settlement and incremental tax effect of AJCA,
per common share	$1.9	0	$6.7	3

Shares used in computing diluted earnings
per share (in millions)	79.	5	81.	4

Free cash flow:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the years ended December 31, 2006 and 2005, follows (dollars in millions):

	Year Ended
	December 31, 2006	December 31, 2005

Cash flow from operating activities	$622.7	$614.1
Capital expenditures	(104.6)	(111.5)
Proceeds from disposals of assets	14.7	12.7

Free cash flow	$532.8	$515.3

        Cash flow from operating activities, capital expenditures and proceeds from the disposal of assets for the year ended December 31, 2005, include amounts associated with discontinued operations.

        This press release includes a statement that free cash flow for the year ended December 31, 2006 as compared to the year ended December 31, 2005, excluding an income tax payment in 2006 associated with repatriating foreign earnings under the AJCA and a large insurance settlement received in 2005, increased by approximately $95 million. That increase excludes tax payments that occurred in 2006 associated with repatriating foreign earnings under the AJCA and the after-tax effects of the $55 million of proceeds from the insurance settlement that occurred in the first quarter of 2005.